Exhibit 99.1

Magnachip Reports Results for Second Quarter 2024

Financial Highlights

•	Q2 consolidated revenue was $53.2 million, above the mid-point of guidance range of $49-54 million.

•	Q2 standard product business revenue was up 11.6% sequentially.

•	Q2 consolidated gross profit margin was 21.8%, above the upper end of guidance range of 17-19%.

•	Q2 standard product business gross profit margin was 23.1%, up nearly two percentage points sequentially.

•	Ended Q2 with cash of $132.5 million; and also have an additional short-term financial investment of $30 million.

•	Repurchased approximately 0.5 million shares for aggregate purchase price of $2.3 million during the quarter.

Operational Highlights

•	Held formal opening ceremony in China for newly formed subsidiary, Magnachip Technology Company, Ltd. (MTC).

•	Secured a purchase commitment for OLED driver targeted for a premium smartphone OEM; mass production and revenue currently expected to begin by year-end.

•	Delivered samples of our next-generation OLED driver to a panel supplier for a leading Chinese smartphone OEM’s winter 2024 model, now in the final design validation phase.

•

Taped out a new OLED driver designed with next-generation IP including sub-pixel rendering (SPR), refined color enhancement, color filter, brightness uniformity control and more than 20% reduction in power consumption than previous generation.

•	Sampled our first OLED smartwatch DDIC in Q2 following a Q1 tape-out, demonstrating our expansion into new, adjacent markets.

•	Power IC revenue increased sequentially, driven primarily by demand for LCD TVs and OLED IT monitors.

•	Sequential revenue growth in PAS segment was driven by industrial, communication and consumer applications. Automotive rebounded with new design wins in Japan and China.

•	Launched new 75A/1200V IGBT for a design opportunity in solar applications; expected to begin mass production in the second half of the year.

SEOUL, South Korea, July 31, 2024 – Magnachip Semiconductor Corporation (NYSE: MX) (“Magnachip” or the “Company”) today announced financial results for the second quarter 2024.

YJ Kim, Magnachip’s CEO, commented, “Our Q2 revenue was above the mid-point of guidance and gross margin was better than expected. Revenue in our Standard Products Business, which is comprised of our MSS and PAS businesses, increased sequentially by double digits in Q2. We benefited from a recovery in our Power business, increased demand for OLED drivers for China smartphones and European autos, and an upturn in Power IC demand for OLED IT panels and LED TVs.”

YJ Kim added, “Looking ahead, we currently expect Standard Product Business revenue will increase sequentially once again in Q3, driven by leaner distribution channels in Power, as well as seasonality, and an increase in OLED and Power IC businesses.”

Q2 2024 Financial Highlights

	In thousands of U.S. dollars, except share data
	GAAP
	Q2 2024	Q1 2024	Q/Q change			Q2 2023	Y/Y change
Consolidated Revenues	53,171	49,067	up	8.4%		60,979	down	12.8%
Standard Products Business	50,835	45,541	up	11.6%		51,375	down	1.1%
Mixed-Signal Solutions	11,595	9,006	up	28.7%		12,357	down	6.2%
Power Analog Solutions	39,240	36,535	up	7.4%		39,018	up	0.6%
Transitional Fab 3 foundry services(1)	2,336	3,526	down	33.7%		9,604	down	75.7%
Consolidated Gross Profit Margin	21.8%	18.3%	up	3.5	%pts	22.2%	down	0.4	%pts
Standard Products Business	23.1%	21.2%	up	1.9	%pts	26.3%	down	3.2	%pts
Mixed-Signal Solutions	34.6%	44.6%	down	10.0	%pts	36.4%	down	1.8	%pts
Power Analog Solutions	19.7%	15.4%	up	4.3	%pts	23.1%	down	3.4	%pts
Operating Loss	(12,824)	(13,459)	up	n/a		(10,656)	down	n/a
Net Loss	(12,997)	(15,417)	up	n/a		(3,947)	down	n/a
Basic Loss per Common Share	(0.34)	(0.40)	up	n/a		(0.09)	down	n/a
Diluted Loss per Common Share	(0.34)	(0.40)	up	n/a		(0.09)	down	n/a

	In thousands of U.S. dollars, except share data
	Non-GAAP(2)
	Q2 2024	Q1 2024	Q/Q change			Q2 2023	Y/Y change
Adjusted Operating Loss	(11,608)	(12,559)	up	n/a		(7,762)	down	n/a
Adjusted EBITDA	(7,569)	(8,441)	up	n/a		(3,594)	down	n/a
Adjusted Net Loss	(8,134)	(10,884)	up	n/a		(2,472)	down	n/a
Adjusted Loss per Common Share—Diluted	(0.21)	(0.28)	up	n/a		(0.06)	down	n/a

(1)

Following the consummation of the sale of the Foundry Services Group business and Fab 4 in Q3 2020, we provided transitional foundry services to the buyer for foundry products manufactured in our fabrication facility located in Gumi, Korea, known as “Fab 3” (“Transitional Fab 3 Foundry Services”). The contractual obligation to provide the Transitional Fab 3 Foundry Services ended August 31, 2023, and we are winding down these foundry services and planning to convert portions of the idle capacity to PAS products beginning around the second half of 2024. Because these foundry services during the wind-down period are still provided to the same buyer by us using our Fab 3 based on mutually agreed terms and conditions, we will continue to report our revenue from providing these foundry services and related cost of sales within the Transitional Fab 3 Foundry Services line in our consolidated statement of operations until such wind down is completed. Management believes that disclosing revenue of Transitional Fab 3 Foundry Services separately from the standard products business allows investors to better understand the results of our core standard products MSS and PAS businesses.

(2)

Management believes that non-GAAP financial measures, when viewed in conjunction with GAAP results, can provide a meaningful understanding of the factors and trends affecting our business and operations and assist in evaluating our core operating performance. However, such non-GAAP financial measures have limitations and should not be considered as a substitute for net loss or as a better indicator of our operating performance than measures that are presented in accordance with GAAP. A reconciliation of GAAP results to non-GAAP results is included in this press release.

Q3 and Full-year 2024 Financial Guidance

Beginning in Q1, the Company began reporting results under its newly organized businesses: MSS (Mixed-Signal Solutions) and PAS (Power Analog Solutions). While actual results may vary, Magnachip currently expects the following:

For Q3 2024:

•	Consolidated revenue to be in the range of $61.5 to $66.5 million, including approximately $1.5 million of Transitional Foundry Services.

•

MSS revenue to be in the range of $14.5 to $16.5 million, up 33.7% sequentially and 46.2% year-over-year at the mid-point. This compares with MSS equivalent revenue of $11.6 million in Q2 2024 and $10.6 million in Q3 2023.

•

PAS revenue to be in the range of $45.5 to $48.5 million, up 19.8% sequentially and 14.6% year-over-year at the mid-point. This compares with PAS equivalent revenue of $39.2 million in Q2 2024 and $41.0 million in Q3 2023.

•	Consolidated gross profit margin to be in the range of 22.5% to 24.5%.

•	MSS gross profit margin to be in the range of 36.5% to 39.5%. This compares with MSS equivalent gross profit margin of 34.6% in Q2 2024 and 28.8% in Q3 2023.

•	PAS gross profit margin to be in the range of 18.5% to 20.5%. This compares with PAS equivalent gross profit margin of 19.7% in Q2 2024 and 28.6% in Q3 2023.

For the full-year 2024, we currently expect:

•	MSS revenue to grow double digits year-over-year as compared with MSS equivalent revenue of $44.4 million in 2023, consistent with what we communicated at the beginning of the year.

•	PAS revenue to grow double digits year-over-year as compared with PAS equivalent revenue of $151.3 million in 2023, consistent with what we communicated at the beginning of the year.

•	Transitional Foundry Services revenue will decline in 2024, as expected. We expect this revenue to phase out by the end of the year.

•	Consolidated revenue flattish-to-slightly down, compared to prior expectation of flat-to-up-slightly year-over-year.

•	Consolidated gross profit margin between 19% to 22%, above our prior expectation of 17% to 20%. This compares with the consolidated gross profit margin of 22.4% in 2023.

Q2 2024 Earnings Conference Call

Magnachip will host a corresponding conference call at 2:00 p.m. PT / 5:00 p.m. ET on Wednesday, July 31, 2024, to discuss its financial results. In advance of the conference call, all participants must use the following link to complete the online registration process. Upon registering, each participant will receive access details for this event including the dial-in numbers, a PIN number, and an e-mail with detailed instructions to join the conference call. A live and archived webcast of the conference call and a copy of earnings release will be accessible from the ‘Investors’ section of the Company’s website at www.magnachip.com.

Online registration: https://register.vevent.com/register/BId7d466aa72124a439fec483c2b65d307

Safe Harbor for Forward-Looking Statements

Information in this release regarding Magnachip’s forecasts, business outlook, expectations and beliefs are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These statements include expectations about estimated historical or future operating results and financial performance, outlook and business plans, including third quarter and full year 2024 revenue and gross profit margin expectations, future growth and revenue opportunities from new and existing products and customers, the timing and extent of future revenue contributions by our products and businesses, and the impact of market conditions associated with inflation and higher interest rates, geopolitical conflicts between Russia-Ukraine and between Israel-Hamas, sustained military action and conflict in the Red Sea, and trade tensions between the U.S. and China, on Magnachip’s third quarter and full year 2024 and future operating results. All forward-looking statements included in this release are based upon information available to Magnachip as of the date of this release, which may change, and we assume no obligation to update any such forward-looking statements. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Factors that could cause or contribute to such differences include, among others: the impact of changes in macroeconomic conditions, including those caused by or related to inflation, potential recessions or other deteriorations, economic instability or civil unrest; the geopolitical conflicts between Russia-Ukraine and between Israel-Hamas, sustained military action and conflict in the Red Sea, and trade tensions between the U.S. and China; manufacturing capacity constraints or supply chain disruptions that may impact our ability to deliver our products or affect the price of components, which may lead to an increase in our costs and impact demand for our products from customers who are similarly affected by such capacity constraints or disruptions; the impact of competitive products and pricing; timely acceptance of our designs by customers; timely introduction of new products and technologies; our ability to ramp new products into volume production; industry-wide shifts in supply and demand for semiconductor products; overcapacity within the industry or at Magnachip; effective and cost-efficient utilization of manufacturing capacity; financial stability in foreign markets and the impact of foreign exchange rates; unanticipated costs and expenses or the inability to identify expenses that can be eliminated; compliance with U.S. and international trade and export laws and regulations by us, our customers and our distributors; change to or ratification of local or international laws and regulations, including those related to environment, health and safety; public health issues, other business interruptions that could disrupt supply or delivery of, or demand for, Magnachip’s products; and other risks detailed from time to time in Magnachip’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including our Form 10-K filed on March 8, 2024, and subsequent registration statements, amendments or other reports that we may file from time to time with the SEC and/or make available on our website. Magnachip assumes no obligation and does not intend to update the forward-looking statements provided, whether as a result of new information, future events or otherwise.

About Magnachip Semiconductor

Magnachip is a designer and manufacturer of analog and mixed-signal semiconductor platform solutions for communication, Internet of Things (“IoT”), consumer, computing, industrial and automotive applications. The Company provides a broad range of standard products to customers worldwide. Magnachip, with more than 40 years of operating history, owns a portfolio of approximately 1,050 registered patents and pending applications, and has extensive engineering, design, and manufacturing process expertise. For more information, please visit www.magnachip.com. Information on or accessible through Magnachip’s website is not a part of, and is not incorporated into, this release.

CONTACT:

Steven C. Pelayo, CFA

The Blueshirt Group

Tel. +1 (360) 808-5154

steven@blueshirtgroup.co

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands of U.S. dollars, except share data)

(Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2024	March 31, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Revenues:
Net sales – standard products business	$50,835	$45,541	$51,375	$96,376	$102,889
Net sales – transitional Fab 3 foundry services	2,336	3,526	9,604	5,862	15,095

Total revenues	53,171	49,067	60,979	102,238	117,984
Cost of sales:
Cost of sales – standard products business	39,113	35,888	37,867	75,001	75,179
Cost of sales – transitional Fab 3 foundry services	2,457	4,211	9,574	6,668	17,173

Total cost of sales	41,570	40,099	47,441	81,669	92,352

Gross profit	11,601	8,968	13,538	20,569	25,632
Gross profit as a percentage of standard products business net sales	23.1%	21.2%	26.3%	22.2%	26.9%
Gross profit as a percentage of total revenues	21.8%	18.3%	22.2%	20.1%	21.7%
Operating expenses:
Selling, general and administrative expenses	11,734	11,264	12,137	22,998	24,302
Research and development expenses	12,691	11,163	11,255	23,854	24,553
Early termination and other charges	—	—	802	—	9,251

Total operating expenses	24,425	22,427	24,194	46,852	58,106

Operating loss	(12,824)	(13,459)	(10,656)	(26,283)	(32,474)
Interest income	2,228	2,213	2,692	4,441	5,534
Interest expense	(554)	(238)	(200)	(792)	(456)
Foreign currency gain (loss), net	(3,557)	(5,001)	1,237	(8,558)	(2,193)
Other income (loss), net	108	44	3	152	(32)

Loss before income tax benefit	(14,599)	(16,441)	(6,924)	(31,040)	(29,621)
Income tax benefit	(1,602)	(1,024)	(2,977)	(2,626)	(4,204)

Net loss	$(12,997)	$(15,417)	$(3,947)	$(28,414)	$(25,417)

Basic loss per common share—	$(0.34)	(0.40)	$(0.09)	$(0.74)	$(0.60)
Diluted loss per common share—	$(0.34)	(0.40)	$(0.09)	$(0.74)	$(0.60)
Weighted average number of shares—
Basic	38,174,920	38,544,781	41,741,310	38,359,851	42,561,514
Diluted	38,174,920	38,544,781	41,741,310	38,359,851	42,561,514

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands of U.S. dollars, except share data)

(Unaudited)

	June 30, 2024	December 31, 2023
Assets
Current assets
Cash and cash equivalents	$132,467	$158,092
Short-term financial instruments	30,000	—
Accounts receivable, net	31,175	32,641
Inventories, net	34,783	32,733
Other receivables	3,977	4,295
Prepaid expenses	8,548	7,390
Hedge collateral	1,600	1,000
Other current assets	11,653	9,283

Total current assets	254,203	245,434
Property, plant and equipment, net	88,330	100,122
Operating lease right-of-use assets	4,181	4,639
Intangible assets, net	1,320	1,537
Long-term prepaid expenses	8,085	5,736
Deferred income taxes	44,578	50,836
Other non-current assets	11,998	12,187

Total assets	$412,695	$420,491

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$25,575	$24,443
Other accounts payable	8,383	5,292
Accrued expenses	9,199	10,457
Accrued income taxes	1,422	1,496
Operating lease liabilities	1,805	1,914
Other current liabilities	4,168	3,286

Total current liabilities	50,552	46,888

Long-term borrowing	28,794	—
Accrued severance benefits, net	15,759	16,020
Non-current operating lease liabilities	2,514	2,897
Other non-current liabilities	9,228	10,088

Total liabilities	106,847	75,893

Commitments and contingencies
Stockholders’ equity
Common stock, $0.01 par value, 150,000,000 shares authorized, 57,015,569 shares issued and 37,799,482 outstanding at June 30, 2024 and 56,971,394 shares issued and 38,852,742 outstanding at December 31, 2023	569	569
Additional paid-in capital	275,329	273,256
Retained earnings	270,470	298,884
Treasury stock, 19,216,087 shares at June 30, 2024 and 18,118,652 shares at December 31, 2023, respectively	(219,949)	(213,454)
Accumulated other comprehensive loss	(20,571)	(14,657)

Total stockholders’ equity	305,848	344,598

Total liabilities and stockholders’ equity	$412,695	$420,491

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands of U.S. dollars)

(Unaudited)

	Three Months Ended	Six Months Ended
	June 30, 2024	June 30, 2024	June 30, 2023
Cash flows from operating activities
Net loss	$(12,997)	$(28,414)	$(25,417)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation and amortization	4,016	8,115	8,502
Provision for severance benefits	1,565	2,970	4,091
Loss on foreign currency, net	6,622	16,848	9,117
Provision for inventory reserves	(77)	(1,024)	1,121
Stock-based compensation	1,216	2,116	3,212
Deferred income tax assets	1.845	3,158	27
Other, net	163	426	423
Changes in operating assets and liabilities
Accounts receivable, net	(1,636)	(235)	(342)
Inventories	(4,250)	(3,449)	4,911
Other receivables	986	601	4,407
Prepaid expenses	2,922	3,827	4,073
Other current assets	(3,262)	(2,931)	(3,678)
Accounts payable	1,381	1,944	2,880
Other accounts payable	(1,420)	(6,676)	(6,488)
Accrued expenses	1,618	(427)	1,104
Accrued income taxes	(184)	(17)	(2,972)
Other current liabilities	840	453	(471)
Other non-current liabilities	378	(246)	(214)
Payment of severance benefits	(478)	(1,362)	(5,728)
Other, net	(360)	(761)	(487)

Net cash used in operating activities	(1,112)	(5,084)	(1,929)
Cash flows from investing activities
Proceeds from settlement of hedge collateral	—	—	3,335
Payment of hedge collateral	(612)	(612)	(2,586)
Purchase of property, plant and equipment	(898)	(1,566)	(1,518)
Payment for intellectual property registration	(118)	(178)	(163)
Collection of guarantee deposits	5	1,138	1,445
Payment of guarantee deposits	(36)	(1,910)	(6,907)
Increase in short-term financial instruments	(30,000)	(30,000)	—
Other, net	(1)	0	—

Net cash used in investing activities	(31,660)	(33,128)	(6,394)
Cash flows from financing activities
Proceeds from long-term borrowings	—	30,059	—
Proceeds from exercise of stock options	—	—	27
Acquisition of treasury stock	(2,200)	(6,859)	(36,840)
Repayment of financing related to water treatment facility arrangement	(117)	(238)	(248)
Repayment of principal portion of finance lease liabilities	(34)	(69)	(46)

Net cash provided by (used in) financing activities	(2,351)	22,893	(37,107)
Effect of exchange rates on cash and cash equivalents	(4,012)	(10,306)	(7,093)

Net decrease in cash and cash equivalents	(39,135)	(25,625)	(52,523)
Cash and cash equivalents
Beginning of the period	171,602	158,092	225,477

End of the period	$132,467	$132,467	$172,954

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

RECONCILIATION OF OPERATING LOSS TO ADJUSTED OPERATING LOSS

(In thousands of U.S. dollars)

(Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2024	March 31, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Operating loss	$(12,824)	$(13,459)	$(10,656)	$(26,283)	$(32,474)
Adjustments:
Equity-based compensation expense	1,216	900	2,092	2,116	3,212
Early termination and other charges	—	—	802	—	9,251

Adjusted Operating Income Loss	$(11,608)	$(12,559)	$(7,762)	$(24,167)	$(20,011)

We present Adjusted Operating Loss as a supplemental measure of our performance. We define Adjusted Operating Loss for the periods indicated as operating loss adjusted to exclude (i) Equity-based compensation expense and (ii) Early termination and other charges.

For the six months ended June 30, 2023, we recorded in our consolidated statement of operations $8,449 thousand of termination related charges in connection with the voluntary resignation program that we offered to certain employees during the first quarter of 2023. For the three and six months ended June 30, 2023, we recorded $802 thousand of one-time employee incentives.

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA AND ADJUSTED NET LOSS

(In thousands of U.S. dollars, except share data)

(Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2024	March 31, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Net loss	$(12,997)	$(15,417)	$(3,947)	$(28,414)	$(25,417)
Adjustments:
Interest income	(2,228)	(2,213)	(2,692)	(4,441)	(5,534)
Interest expense	554	238	200	792	456
Income tax benefit	(1,602)	(1,024)	(2,977)	(2,626)	(4,204)
Depreciation and amortization	4,016	4,099	4,145	8,115	8,502

EBITDA	(12,257)	(14,317)	(5,271)	(26,574)	(26,197)
Equity-based compensation expense	1,216	900	2,092	2,116	3,212
Foreign currency loss (gain), net	3,557	5,001	(1,237)	8,558	2,193
Derivative valuation loss (gain), net	(85)	(25)	20	(110)	74
Early termination and other charges	—	—	802	—	9,251

Adjusted EBITDA	$(7,569)	$(8,441)	$(3,594)	$(16,010)	$(11,467)

Net loss	$(12,997)	$(15,417)	$(3,947)	$(28,414)	$(25,417)
Adjustments:
Equity-based compensation expense	1,216	900	2,092	2,116	3,212
Foreign currency loss (gain), net	3,557	5,001	(1,237)	8,558	2,193
Derivative valuation loss (gain), net	(85)	(25)	20	(110)	74
Early termination and other charges	—	—	802	—	9,251
Income tax effect on non-GAAP adjustments	175	(1,343)	(202)	(1,168)	(2,152)

Adjusted Net Loss	$(8,134)	$(10,884)	$(2,472)	$(19,018)	$(12,839)

Adjusted Net Loss per common share—
- Basic	$(0.21)	$(0.28)	$(0.06)	$(0.50)	$(0.30)
- Diluted	$(0.21)	$(0.28)	$(0.06)	$(0.50)	$(0.30)
Weighted average number of shares – basic	38,174,920	38,544,781	41,741,310	38,359,851	42,561,514
Weighted average number of shares – diluted	38,174,920	38,544,781	41,741,310	38,359,851	42,561,514

We present Adjusted EBITDA and Adjusted Net Loss as supplemental measures of our performance. We define Adjusted EBITDA for the periods indicated as EBITDA (as defined below), adjusted to exclude (i) Equity-based compensation expense, (ii) Foreign currency loss (gain), net, (iii) Derivative valuation loss (gain), net and (iv) Early termination and other charges. EBITDA for the periods indicated is defined as net loss before interest income, interest expense, income tax benefit and depreciation and amortization.

We prepare Adjusted Net Loss by adjusting net loss to eliminate the impact of a number of non-cash expenses and other items that may be either one time or recurring that we do not consider to be indicative of our core ongoing operating performance. We believe that Adjusted Net Loss is particularly useful because it reflects the impact of our asset base and capital structure on our operating performance. We define Adjusted Net Loss for the periods as net loss, adjusted to exclude (i) Equity-based compensation expense, (ii) Foreign currency loss (gain), net, (iii) Derivative valuation loss (gain), net, (iv) Early termination and other charges and (v) Income tax effect on non-GAAP adjustments.

For the six months ended June 30, 2023, we recorded in our consolidated statement of operations $8,449 thousand of termination related charges in connection with the voluntary resignation program that we offered to certain employees during the first quarter of 2023. For the three and six months ended June 30, 2023, we recorded $802 thousand of one-time employee incentives.